Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-166600 and 333-150044) on Form S-8 of Arrhythmia Research Technology, Inc. and Subsidiaries of our report dated March 21, 2014, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Arrhythmia Research Technology, Inc. and Subsidiary for the year ended December 31, 2013.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 21, 2014

X - 4